Exhibit 99.1

AMAG Pharmaceuticals Announces Appointment of Brian Kelley to Board of Directors

WALTHAM, Mass., December 21, 2016 – AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) today announced that Brian Kelley, former president and chief executive officer of Keurig Green Mountain, Inc. has been elected to AMAG’s board of directors, effective December 20, 2016.
Mr. Kelley brings to the AMAG board extensive experience in the consumer products industry, along with a strong combination of operational expertise in product development and building high-profile brands. At Keurig, he led the company through a period of significant growth, successfully rebuilding the company’s core business and completing the company’s sale in 2015.
“Brian will add significant value as an AMAG board member, drawing on his more than 30 years of executive leadership experience with premier consumer product companies,” said Gino Santini, chairman of AMAG’s board of directors. “His appointment reflects our commitment to ensuring that we have a broad mix of skills and perspectives on AMAG’s board. We look forward to benefiting from his expertise as we continue to grow the company and seek additional products to expand the portfolio and leverage the consumer capabilities acquired through our acquisition of Cord Blood Registry last year.”
Prior to his role at Keurig, Mr. Kelley served as president of Coca-Cola Refreshments, the company’s North American operating business unit. He also served as the president and chief executive officer of SIRVA, Inc., a Clayton, Dubilier & Rice portfolio company. Under his leadership, SIRVA went public in 2003.
“I am excited to be joining AMAG’s board at a time of significant organic growth and expansion through business development,” said Mr. Kelley. “AMAG has an interesting mix of products in both the women’s health and hematology/oncology space, as well as unique consumer engagement and digital marketing capabilities. I am looking forward to working with management and the board to build upon these platforms to maximize their product growth opportunities.”
Mr. Kelley began his career at Procter & Gamble holding various sales and brand management positions, followed by roles of increasing responsibility at Ford Motor Company and General Electric Company. He received a bachelor’s degree in economics from the College of the Holy Cross.
About AMAG
AMAG is a biopharmaceutical company focused on developing and delivering important therapeutics, conducting clinical research in areas of unmet need and creating education and support programs for the patients and families we serve. Our products support the health of patients in the areas of maternal health, anemia management and cancer supportive care. Through CBR®, we also help families to preserve newborn stem cells, which are used today in transplant medicine for certain cancers and blood, immune and metabolic disorders, and have the potential to play a valuable role in the ongoing development of regenerative medicine. For additional company information, please visit www.amagpharma.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including, among others, statements regarding AMAG’s intention to grow the company and seek additional products to expand its’ portfolio and leverage its’ consumer capabilities, Mr. Kelley’s expected contributions to AMAG’s board, AMAG’s ability to execute its growth strategy and build upon its existing platforms and maximize product growth opportunities, and beliefs that newborn stem cells have the potential to play a valuable role in the development of regenerative medicine are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, those risks identified in AMAG’s filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2015, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 and subsequent filings with the SEC. Any such risks and uncertainties could materially and adversely affect AMAG’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on AMAG’s stock price. AMAG cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

AMAG disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc. Cord Blood Registry® and CBR® are registered trademarks of CBR Systems, Inc.

AMAG Pharmaceuticals, Inc. Contact:
Maryann Cimino
Manager, Corporate Communications & External Affairs
617-498-3375